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                                                                   EXHIBIT 10.10

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT dated as of December 1, 1999 ("Security Agreement"), is made by SPATIALIGHT, INC., a New York corporation, and by SPATIALIGHT OF CALIFORNIA, INC., a California corporation (Spatialight, Inc., and Spatialight of California, Inc. are hereinafter referred to collectively as "Grantor") for Jimmie H. Harvey, as collateral agent (Jimmie H. Harvey in his capacity as collateral agent hereunder, and together with his successors and assigns in such capacity, is hereinafter referred to as "Secured Party") in favor of the lenders listed on Schedule A annexed hereto, as now existing and as hereafter amended from time to time (the "Lenders").

                                    RECITALS

         WHEREAS, Grantor and the Lenders have entered into one or more Convertible Secured Loan Agreements, dated of even date herewith (as the same may be amended, modified, supplemented or renewed from time to time herein individually and collectively called the "Loan Agreements"), pursuant to which the Lenders have severally agreed to lend to Grantor an aggregate principal sum of up to $2,875,000, and Grantor, to evidence its indebtedness to the Lenders under the Loan Agreements, has executed and delivered to the Lenders its Convertible Secured Notes, dated of even date herewith (herein collectively called the "Notes"), in the aggregate principal amount of $2,875,000 to mature on or before June 30, 2001 said Notes being payable to the order of the respective Lenders, bearing interest at the rate provided for therein and containing provisions for payment of attorney's fees and acceleration of maturity in the event of default, as therein set forth;

         WHEREAS, as a condition precedent to the making of the loans under the Loan Agreements, Grantor is required to execute and deliver this Security Agreement; and

         WHEREAS, Grantor has duly authorized the execution, delivery and performance of this Security Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

         1. Defined Terms. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.



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         "Contracts" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "Copyright License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

         "Copyrights" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works;
(f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

         "Event of Default" means any "Event of Default" as defined in the Notes;

         "License" means any Copyright License, Patent License, Trademark License or other license of intellectual property rights or interests now held or hereafter acquired by Grantor.

         "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Patent License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

         "Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United Sates, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all



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petty patents, divisionals and patents of addition; and (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

         "Secured Obligations" means (a) the obligation of Grantor to repay the Lenders all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), any amounts due pursuant to the Notes; (b) the obligations of Grantor to pay any fees, costs and expenses of the Lenders under the Notes, and under Section 6.2 hereof; and (c) all other indebtedness, liabilities and obligations of Grantor to the Lenders, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

         "Trademark License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

         "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, trade names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United Sates Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account Debtor"; "Accounts"; "Chattel Paper"; "Deposit



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Accounts"; "Documents"; "Equipment"; "Financial Assets"; "Fixtures"; "General
Intangibles"; "Instruments"; "Inventory"; "Investment Property"; "Proceeds". Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

         Unless otherwise defined herein, in the Loan Agreements or in the Notes, all capitalized terms used herein shall have the respective meanings given to them in the UCC.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party for the ratable benefit of the holders of the Secured Obligations, and hereby grants to Secured Party for the ratable benefit of the holders of the Secured Obligations, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the "Collateral"):


                  (a) All Accounts of Grantor;

                  (b) All Chattel Paper of Grantor,

                  (c) All Contracts of Grantor,

                  (d) All Deposit Accounts of Grantor,

                  (e) All Documents of Grantor,

                  (f) All Equipment of Grantor;

                  (g) All Financial Assets of Grantor;

                  (h) All Fixtures of Grantor;

                  (i) All General Intangibles of Grantor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

                  (j) All Instruments of Grantor;

                  (k) All Inventory of Grantor;

                  (1) All Investment Property of Grantor,



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                  (m) All property of Grantor held by Secured Party, or any
other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

                  (n) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

                  (o) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing, as well as all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         3. Rights of Secured Party; Collection of Accounts.

                  3.1 Performance of Contracts and Licenses. Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  3.2 Collection of Accounts. Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and



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relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  3.3 Notification to Third Parties. Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, after due notice to Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

         4. Representations and Warranties. Grantor, to its knowledge, hereby represents and warrants as of the date hereof that:

                  4.1 Title. Except for the security interest granted to Secured Party under this Security Agreement, and except as set forth on Schedule 4.1 hereto: (a) Grantor is the sole legal and equitable Owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens; and (b) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement.

                  4.2 Security Interest. This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. Upon the making of the required filings, Secured Party will have a fully perfected security interest for the ratable benefit of the holders of the Secured Obligations in all of the Collateral in which Grantor now has rights. This Security Agreement will create a legal and valid and fully perfected security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights and makes additional filings to be made with the United States Copyright and/or Patent and Trademark Office as are necessary to perfect Secured Party's security interest in subsequent ownership rights and interests of Grantor in Copyrights, Patents, Trademarks and Licenses.

                  4.3 Location of Collateral. Grantor's chief executive office, principal place of business and the place where the Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The



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Collateral is presently located at such address and at such additional addresses set forth on Schedule 4.3 attached hereto.

                  4.4 List of Intellectual Property. All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule 4.4 attached hereto.

                  4.5 Intellectual Property Collateral. With respect to the Copyrights, Patents, Trademarks and Licenses granted to Secured Party hereunder (the "Intellectual Property Collateral"), the loss, impairment or infringement of which might have a materially adverse effect on the financial condition, operation, assets, business, properties or prospects of the Grantor, except as set forth on Schedule 4.5:

                           (a) such Intellectual Property Collateral is
subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                           (b) Grantor has made all necessary filings and
recordations to protect its interest in such Intellectual Property Collateral;

                           (c) Grantor is the Owner of the entire and
unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party;

                           (d) Grantor has performed and will continue to
perform acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.

                           (e) There are in full force and effect
confidentiality and noncompetition agreements between Grantor and its current and former employees prohibiting the unauthorized disclosure or dissemination of any information relating to the Intellectual Property Collateral, as well as enforceable intellectual property ownership agreements between Grantor and its current employees.

                           (f) Grantor will continue to take all reasonable
measures to protect against any unauthorized disclosure or dissemination of information relating to the Intellectual Property Collateral by its current and future employees.

                  4.6 Authorization, Approval, Etc. Except as set forth on
Schedule 4.6 hereto, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery, and performance of this Security Agreement by the Grantor, or (b) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.



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                  4.7 Compliance with Laws. Except as set forth on Schedule 4.7 hereto, the Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards
Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

                  4.8 List of Investment Property. All investment property now owned, held or in which Grantor otherwise has any interest exceeding $10,000 is listed on Schedule 4.8 attached hereto.

                  4.9 No Conditions Precedent. There are no conditions precedent to the effectiveness of this Security Agreement that have not been satisfied or waived.

         5. Covenants. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

                  5.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt to contract to do so without the consent of the Secured Party, other than (a) the sale of Inventory, (b) the granting of nonexclusive Licenses, (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor's business and (d) the granting of a security interest of equal priority to the security interest granted hereunder to one or more lenders loaning Grantor an aggregate of $2,125,000.

                  5.2 Relocation of Business or Collateral. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section
5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4.3 above without twenty (20) days prior written notice to Secured Party.

                  5.3 No Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (i) the Lien granted to Secured Party under this Security Agreement, and (ii) the Liens described on Schedule 4.1 hereto.

                  5.4 Insurance. Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.



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                  5.5 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures, or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

                  5.6 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

                  5.7 Registration of Intellectual Property Rights. Grantor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Grantor's business, with the United States Copyright Office or Patent and Trademark Office, applicable, including, without limitation, in all such cases the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Grantor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office, as applicable, those additional rights and interests developed or acquired by Grantor, after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Grantor listed on Schedule 4.4 hereto, prior to the sale or licensing of any product containing such rights and interests. Grantor may take into account the factors set forth on Schedule 5.7 hereto in assessing the materiality of intellectual property for purposes of this Section 5.7.

                  5.8 Notification Regarding Changes in Intellectual Property. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License not specified on Schedule 4.4 hereto and hereby authorizes and appoints Secured Party as Grantor's attorney-in-fact to modify or amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

                  5.9 Defense of Intellectual Property. Grantor shall (a) protect, defend, and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (b) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (c) not allow any Copyrights, Patents, or Trademarks to be abandoned, forfeited, or dedicated to the public without the written consent of Secured Party.

                  5.10 Further Assurances; Reimbursement. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable



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jurisdictions and this Security Agreement (and any amendment hereto) with the
United States Copyright Office and/or Patent and Trademark Office, as applicable. Grantor agrees to reimburse Secured Party, upon demand, for any payment made or any expense incurred by Secured Party in making any such filings or for the discharge of any taxes, liens, or other encumbrances at any time levied or placed on the Collateral or any part thereof or any other payment made by Secured Party for the maintenance and preservation of the Collateral. Grantor agrees that a carbon or photostatic copy of this Security Agreement may be filed as a financing statement in any public office.

         6. Rights and Remedies Upon Default.

                  6.1 General. Upon the occurrence of any Event of Default and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

                  6.2 Right to Fees, Costs and Expenses. Grantor also agrees to pay all reasonable fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder, including, without limitation, in any litigation, bankruptcy, or insolvency proceedings.

                  6.3 Priorities Upon Disposition of Collateral. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

                           (a) First, to Secured Party in an amount sufficient
to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

                           (b) Second, to the Lenders in an amount equal to the
then unpaid Secured Obligations; and

                           (c) Finally, upon payment in full of the Secured
Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

         7. Secured Party Appointed Attorney-in-fact. Grantor hereby appoints Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem



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necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                  (b) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

                  (c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

         8. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party, and its officers, employees, attorney, agents, members, and each person who controls any of the foregoing against (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including, without limitation, reasonable attorneys' fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

         9. Limitation on Secured Party's Duty in Respect of Collateral. Secured Party shall be deemed to have acted reasonably in the custody, preservation, and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure to comply with any such request shall not in itself be deemed a failure to act reasonably and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

         10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a trustee or receiver be appointed for all or any significant part of Grantor's property and assets and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured



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Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11. Miscellaneous.

                  11.1 No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

                  11.2 Entire Agreement. This Security Agreement and the Intercreditor Agreement of even date herewith constitute the entire agreement between the parties relating to the subject matter hereof. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

                  11.3 Termination of this Security Agreement. Subject to
Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations, at which time all rights to the Collateral shall revert to Grantor and to any other secured parties with rights to the Collateral equal or subordinate to the rights of Secured Party. Upon such a termination, the Secured Party shall, at Grantor's sole expense, execute and deliver to Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  11.4 Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder.

                  11.5 Headings. The headings in this Security Agreement are for the convenience of reference only and will not affect the construction of this Security Agreement.

                  11.6 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Execution and delivery by facsimile shall constitute good and valid execution and delivery unless and until replaced or substituted by an original executed instrument.

                  11.8 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflicts of laws principles.

                  11.9 Collateral Agent. Pursuant to the terms of a Note Holders' Representative Agreement by and among the Lenders dated of even date herewith, the Lenders have designated Jimmie H. Harvey to act as their collateral agent hereunder, and the Lenders have reserved the right to designate or elect a successor person or entity to serve as their collateral agent and as Secured Party under this Security Agreement. Upon the appointment or designation of a successor to serve as collateral agent for the Lenders hereunder, such successor shall thereupon succeed to and become vested with all the rights, powers and privileges of the Secured Party hereunder as collateral agent for the Lenders. Lenders or the Secured Party shall notify Grantor of the designation or election of any such person or entity to serve as the successor of the Secured Party hereunder.



                     (Signatures to follow on the next page)

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.



Spatialight, Inc., a New York corporation     Address of Spatialight, Inc., a
                                              Grantor:

By:  /s/ MICHAEL H. BURNEY                    Spatialight, Inc.
    -----------------------------             9 Commercial Blvd., Suite 200
        Michael H. Burney                     Novato, CA  94949
        Chief Executive Officer


Spatialight of California, Inc.,              Address of Spatialight of
California, a California corporation          Inc., a Grantor:

By:  /s/ MICHAEL H. BURNEY                    Spatialight of California, Inc.
    -----------------------------             9 Commercial Blvd., Suite 200
        Michael H. Burney                     Novato, CA  94949
        Chief Executive Officer

FOR THE LENDERS:

/s/ JIMMIE H. HARVEY
------------------------
Jimmie H. Harvey, as Collateral Agent

                                   SCHEDULE A

                                    LENDERS



             Name                       Loan Amount                    Address
             ----                       -----------                    -------
Jimmie H. Harvey, M.D.                    $250,000            3741 E. Fairway Drive
                                                              Birmingham, AL  35213
                                                              Fax: 205-599-3408

Hilliard Limited Partnership              $100,000            Attn:  Dan Hilliard
                                                              2555 S. Trillium
                                                              Green Bay, WI  54313
                                                              Fax: 920-490-2710

David A. Twiford                          $75,000             871 Ridgeway Loop, #107
                                                              Memphis, TN  38120
                                                              Fax: 901-684-1237

Paul Klister                              $50,000             1308 East Shade Tree Lane
                                                              Appleton, WI  54915
                                                              Fax: 920-830-6640

Marcia K. Tripp                           $225,000            35 Indian Forest Road
                                                              Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Wayne P. Tripp Trust,                     $250,000            35 Indian Forest Road
Marcia K. Tripp, Trustee                                      Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Steven F. Tripp Trust,                    $250,000            35 Indian Forest Road
Marcia K. Tripp, Trustee                                      Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Lisa Marie Tripp Trust,                   $175,000            35 Indian Forest Road
Marcia K. Tripp, Trustee                                      Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Robert E. Woods                           $250,000            922 10th Street SW
                                                              Alabaster, AL  35007

Weyers Family Limited                     $100,000            500 AMS Court
Partnership                                                   Green Bay, WI  54313
                                                              Fax: 920-434-5811

Robert J. Weyers                          $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Jeffrey J. Weyers                         $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Ronald A. Weyers                          $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Llew Ann King                             $100,000            6600 Murray Lane
                                                              Brentwood, TN  37027
                                                              Fax: 615-376-4127

Matthew A. King                           $37,500             Agent:  Jack Nuismer
Charitable Remainder                                          Raymond James Financial
Unitrust DTD 5/29/97                                          Services
                                                              2103 Crestmoor Road
                                                              Nashville, TN  37215
                                                              Fax: 615-292-7317

Agt. C.T. Williams,                       $37,500             Agent: Kirk Scobey
TUA 11/1/76                                                   SunTrust Equitable Trust
FBO Matthew A. King                                           Co.
Account 10830                                                 800 Nashville City Center
                                                              Nashville, TN
                                                              37219 Fax:
                                                              615-780-9327

Robert O. Rolfe                           $150,000            J.C. Bradford Company
                                                              330 Commerce Street
                                                              Nashville, TN  37201
                                                              Fax: 615-271-1422

John W. Eakin                             $175,000            520 Jackson Boulevard
                                                              Nashville, TN  37205
                                                              Fax: 615-298-6609

Jefferson R. Cobb                         $100,000            204 Aspen Meadow Drive
                                                              Edwards, CO  81632
                                                              Fax: 970-926-0474

Bryan B. Starr, Sr. SEP IRA               $50,000             c/o Healthcare Realty Mgmt
                                                              1400 Urban Center Dr.#400
                                                              Birmingham, AL  35242
                                                              Fax: 205-969-0104

Performance Futures PSP                   $50,000             1400 Urban Center Dr.#415
DTD 1/1/93 FBO Bryan B.                                       Birmingham, AL  35242
Starr, Jr.                                                    Fax: 205-969-0104

Birmingham Hematology and                 $150,000            790 Montclair Road
Oncology Associates, SLB Flex                                 Suite 100
Prototype P/S Plan DTD                                        Birmingham, AL  35213
10/27/85 FBO Jimmie H.
Harvey, M.D.

                                  Schedule 4.1

                                 Existing Liens


             SECURED PARTY                             DESCRIPTION
             -------------                             -----------
Newcourt Leasing (formerly AT&T Capital)          Office Furniture

Colonial Pacific Leasing                          Fluke Combiscope

Colonial Pacific Leasing                          Office Furniture

GF Funding (formerly Granite Financial)           Office Furniture

Hewlett Packard                                   HP logic analyzer

Hewlett Packard                                   HP 750 Plotter

Hewlett Packard                                   Training on logic analyzer

Hewlett Packard                                   HP logic scope

Hewlett Packard                                   HP timing logic card & pattern generator

Argyle Capital Management Corporation             Security interest covering all of the
                                                  assets of the Company

                                  Schedule 4.3

                             Location of Collateral


SpatiaLight, Inc.
9 Commercial Blvd., Suite 200
Novato, CA  94949

                                  Schedule 4.4

                        List of All Intellectual Property

                                     PATENTS

  PATENT                                              FILING
    NO.                      TITLE                     DATE         INVENTOR          ASSIGNEE
  ------                     -----                    ------        --------          --------
5,396,261    Polysilicon Gate Bus With               03/07/95   W.A. Hastings      Spatialight of
             Interspersed Buffers For Driving a                 III(1)             California,
             Row of Pixels in an Active Matrix                                     Inc.
             Liquid Crystal Display

5,396,262    Polysilicon Gate Bus with               03/07/95   W.A. Hastings      Spatialight of
             Interspersed Buffers for Driving a                 III(1)             California,
             Row of Pixels in an Active Matrix                                     Inc.
             Liquid Crystal Display

5,365,355    Light Blocking Pixel Enhancement and    11/15/94   W.A. Hastings      Spatialight of
             Photocurrent Reduction in Active                   III(1)             California,
             Matrix Liquid Crystal Displays                                        Inc.

5,784,038    Color Projection System Employing       07/21/98   Dean Irwin(1)      Spatialight of
             Dual Monochrome Liquid Crystal                                        California,
             Displays with Misalignment Correction                                 Inc.

5,903,248    Active Matrix Display Having Pixel      05/11/99   Dean Irwin         SpatiaLight,
             Driving Circuits With Integrated                                      Inc.
             Charge Pumps

                               PATENT APPLICATIONS

   APPLICATION                                            FILING
    SERIAL NO.                    TITLE                    DATE       INVENTOR
   -----------                    -----                   ------      --------
  08/734,230      Technique for Driving Dot-Matrix       10/21/96   Dean Irwin
                  Liquid Crystal Displays by Phase
                  Shifting a Front Electrode Voltage
                  One-Half a Refresh Cycle


                                   TRADEMARKS

 TRADEMARK                                                 ISSUE            OWNER OF
    NO.                         TITLE                       DATE             RECORD
 ---------                      -----                       ----             ------
2,041,178         Liquid Crystal Displays and Liquid      02/25/97         SpatiaLight of
                  Crystal Light Modulations                               California, Inc.

2,006,653         Remote Controllers in the Audio         10/08/96       Sayett Group, Inc.
                  Visual Field

2,018,018         Video or Computer Controlled            11/19/96       Sayett Group, Inc.
                  Projectors


--------

(1) Assigned to Spatialight of California, Inc. (formerly WAH-III Technology Corporation)

                             TRADEMARK APPLICATIONS

   TRADEMARK
  APPLICATION                                                FILING           OWNER OF
      NO.                       TITLE                         DATE             RECORD
  -----------                   -----                        ------            -------
75/625,235        SPATIALIGHT IMAGENGINE                  01/21/99       SpatiaLight, Inc.

75/716,246        DISPLASIC                               05/27/99       SpatiaLight, Inc.

                                  Schedule 4.5

                        Intellectual Property Collateral

Although the Company has noncompetition agreements in place, these agreements may not be enforceable under California law.

At any time the Company may have intellectual property which could be copyrighted, for which it does not have registered copyrights and which it is not taking steps to register throughout the world.

The Company makes a determination whether to patent its intellectual property from time to time based upon cost-benefit analyses, taking into account factors such as cost and the length of time a patent is anticipated to give it a competitive advantage and does not patent all intellectual property which theoretically could be patented.

                                  Schedule 4.7

                              Compliance with Laws


                                      None

                                  Schedule 4.8

                               Investment Property

                                      None

                                  Schedule 5.7

                      Registration of Intellectual Property


The Company makes a determination whether and where to file patents, trademarks or copyrights upon its intellectual property from time to time based upon cost-benefit analyses, taking into account factors such as cost and the anticipated competitive advantage generated by a filing and does not file patents, trademarks or copyrights for all intellectual property which theoretically could be protected.

At any time the Company may have intellectual property which could be copyrighted, for which it does not have registered copyrights and which it is not taking steps to register throughout the world.